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                                                                    Exhibit 99.2

            Genesee & Wyoming Inc. Reports Traffic for November 2001

         GREENWICH, Conn., December 13, 2001/PRNewswire - Genesee & Wyoming Inc.
(GWI) (Nasdaq: GNWR) today reported November 2001 traffic volumes for its North American and 50% owned Australian operations. North American carloads in November 2001 were 35,495, an increase of 3,680 carloads over November 2000. Australian carloads in November 2001 were 73,657 compared with 21,711 carloads in November 2000.

         Australia's 2000 carloads include traffic on the Australia Southern Railroad (ASR) only, while Australia's 2001 carloads are the results of the Australian Railroad Group (ARG), which is composed of ASR and the Australia Western Railroad (AWR) - formerly known as Westrail Freight. As of December 16, 2000, GWI contributed ASR to ARG and now owns 50% of ARG. GWI reports its ownership of ARG using the equity method of accounting. Given ARG's material impact on the financial results of GWI, the Company reports the total carloads of ARG on a monthly basis.

         The table below sets fourth North American carloading information for November 2001 and November 2000:

North America by            November       % of        November       % of
Commodity Group               2001         Total         2000         Total

Coal Coke & Ores             11,067        31.2%        10,062        31.6%
Metals                        4,357        12.3%         2,606         8.2%
Pulp & Paper                  3,773        10.6%         4,356        13.7%
Minerals & Stone              3,668        10.3%         3,774        11.9%
Farm & Food Products          2,801         7.9%         2,905         9.1%
Lumber & Forest Products      2,353         6.6%         1,806         5.7%
Petroleum Products            2,241         6.3%         2,337         7.3%
Chemicals                     1,406         4.0%         1,339         4.2%
Autos & Auto Parts            1,277         3.6%           557         1.8%
Other                         2,552         7.2%         2,073         6.5%

Total                        35,495       100.0%        31,815       100.0%


         North American carloads in November 2001 increased by 3,680 carloads, or 11.6%. Excluding 3,313 carloads shipped by the South Buffalo Railway, which was acquired on October 1, 2001, North American carloads in November 2001 increased by 367 carloads, or 1.2%. South Buffalo contributed 1,755 carloads of metals, 1,110 carloads of auto parts, 140 carloads of minerals and stone and 308 carloads of other commodities. Excluding South Buffalo, North American traffic was led by an increase in coal of 888 carloads and an increase in lumber and forest products of 411 carloads. Pulp and paper declined by 583 carloads, while autos and auto parts declined by 390 carloads. All other commodities increased by a net 41 carloads.

         The table below sets forth North American carloading information for the fourth quarter of 2001 through November and the fourth quarter of 2000 through November:

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North America by             Q-T-D         % of       Q-T-D         % of
Commodity Group             NOV 2001       Total    NOV 2000       Total

Coal Coke & Ores             23,018        31.9%     19,427        31.0%
Metals                        9,120        12.6%      5,433         8.7%
Minerals & Stone              7,909        11.0%      7,169        11.4%
Pulp & Paper                  7,619        10.6%      8,964        14.3%
Farm & Food Products          5,292         7.3%      5,589         8.9%
Lumber & Forest Products      4,810         6.7%      3,647         5.8%
Petroleum Products            4,099         5.7%      4,509         7.2%
Chemicals                     2,860         4.0%      2,613         4.2%
Autos & Auto Parts            2,599         3.6%      1,105         1.8%
Other                         4,808         6.6%      4,170         6.7%

Total                        72,134       100.0%     62,626       100.0%

         North American carloads for the fourth quarter through November 2001 increased by 9,508 carloads, or 15.2%. Excluding 6,990 carloads shipped by the South Buffalo Railway, which was acquired on October 1, 2001, North American carloads for the fourth quarter through November 2001 increased by 2,518 carloads, or 4.0%.

         The table below sets forth Australian carloading information for November 2001 and November 2000. Included in Australia's November 2001 carloads are the results of the ARG, which is composed of ASR and AWR. On December 16, 2000, GWI contributed ASR (formerly wholly owned) to ARG and now owns 50% of
ARG:

Australia by              November        % of        November     % of
Commodity Group             2001         Total          2000       Total

Grain                      15,445        20.9%         5,622       25.9%
Iron Ores                  14,078        19.1%         8,254       38.0%
Alumina                    11,943        16.3%            -         0.0%
Bauxite                    10,500        14.2%            -         0.0%
Other Ores & Minerals       6,034         8.2%         1,250        5.8%
Gypsum                      4,552         6.2%         2,569       11.8%
Hook and Pull               4,488         6.1%         4,016       18.5%
Other                       6,617         9.0%            -         0.0%

Total                      73,657       100.0%        21,711      100.0%

         Australia carloads in November 2001 increased by 51,946 carloads. ASR's traffic increased by 2,676 carloads and the inclusion of AWR accounted for 49,270 carloads. ASR's gypsum traffic increased by 1,983 carloads while hook and pull traffic increased by 472 carloads. AWR's traffic was led by 11,943 carloads of alumina, 10,500 carloads of bauxite and 10,061 carloads of grain.

         The table below sets forth Australian carloading information for the fourth quarter of 2001 through November and the fourth quarter of 2000 through November. Included in Australia's 2001 carloads are the results of the ARG, which is composed of ASR and AWR:

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Australia by            Q-T-D NOV       % of       Q-T-D NOV      % of
Commodity Group            2001        Total           2000      Total

Iron Ores                27,242        19.6%        17,738       41.5%
Grain                    26,023        18.8%         7,727       18.0%
Alumina                  22,582        16.3%            -         0.0%
Bauxite                  20,776        15.0%            -         0.0%
Other Ores & Minerals    14,881        10.7%         2,490        5.8%
Gypsum                    8,992         6.5%         6,271       14.7%
Hook and Pull             6,392         4.6%         8,541       20.0%
Other                    11,851         8.5%            -         0.0%

Total                   138,739       100.0%        42,767      100.0%

         GWI is a leading operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia, and provides freight car switching and related services to industrial companies that have extensive railroad facilities within their complexes. The Company operates in five countries on three continents over 7,700 miles of owned and leased track. It also operates over an additional 2,700 miles under track access arrangements.

         This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially including, but not limited to, economic conditions, customer demand, increased competition in the relevant market, and others. The Company refers you to the documents that Genesee & Wyoming Inc. files from time to time with the Securities and Exchange Commission, such as the Company's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.

SOURCE: Genesee & Wyoming Inc.
-0-                  12/13/01
/CONTACT: Thomas P. Loftus, Senior Vice President, Finance, Genesee & Wyoming Inc. 203-629-3722/
/Web site:  http://www.gwrr.com/